Exhibit 99.1

RAIT Financial Trust Announces Third Quarter 2016 Financial Results

PHILADELPHIA, PA — November 3, 2016 — RAIT Financial Trust (“RAIT”) (NYSE: RAS) today announced third quarter 2016 financial results.  All per share results are reported on a diluted basis.

Highlights

As part of RAIT’s capital recycling and debt reduction plan:

-

RAIT entered into an agreement with Independence Realty Trust, Inc. (“IRT”) to sell IRT’s external advisor and RAIT’s multi-family property management business to IRT for $43.0 million.  Additionally, as part of the agreement, RAIT sold its IRT stock ownership position to IRT generating $62.2 million in gross proceeds.

-

RAIT sold twelve properties totaling $191.8 million for the nine-months ended September 30, 2016, excluding IRT property sales, and four properties for $125.9 million during the quarter ended September 30, 2016.  RAIT generated $24.0 million in GAAP gains and $15.1 million of net proceeds for the nine-month period ended September 30, 2016, excluding IRT’s property sales.

-	RAIT’s indebtedness, based on principal amount, declined by $440.0 million during the nine-month period ended September 30, 2016.

Financial results:

-

GAAP Earnings (loss) per share of $0.00 for the quarter ended September 30, 2016 compared to earnings (loss) per share of ($0.07) for the quarter ended September 30, 2015.  GAAP Earnings (loss) per share of ($0.28) for the nine-months ended September 30, 2016 compared to earnings (loss) per share of $0.06 for the nine-months ended September 30, 2015.

-

Cash Available for Distribution (“CAD”) per share of $0.12 for the quarter ended September 30, 2016 compared to $0.20 for the quarter ended September 30, 2015.  CAD per share of $0.37 for the nine-months ended September 30, 2016 compared to $0.59 for the nine-months ended September 30, 2015.

-	RAIT declared a third quarter dividend of $0.09 per common share on September 19, 2016.

Scott Schaeffer, RAIT’s Chief Executive Officer, said, “During the quarter we continued to take advantage of strong markets in which to sell RAIT properties as part of our capital recycling and debt reduction plan.  Though we remain selective with our loan originations we are on track to complete our sixth floating rate securitization during the fourth quarter of 2016.”

IRT Management Internalization and Future RAIT Management Changes

On September 27, 2016, RAIT entered into an agreement with IRT permitting IRT to internalize its management and separate from RAIT.  The agreement provides for RAIT to sell IRT’s external advisor, a RAIT subsidiary, and assets making up RAIT’s multi-family property management business to IRT for $43.0 million. RAIT expects this sale to close (the “Internalization Closing”) by year end.  Additionally, this agreement provided for RAIT to sell (the “IRT Stock Sale”) all of its shares of IRT common stock back to IRT.  On October 5, 2016, the IRT Stock Sale occurred and IRT paid RAIT approximately $62.2 million for approximately 7.3 million shares of IRT common stock.

Effective upon the Internalization Closing, Scott Davidson, RAIT’s current President, will become RAIT’s Chief Executive Officer and will be elected to RAIT’s Board of Trustees (the “Board”).  Scott Davidson has been with RAIT since 2010, serving in various capacities, including Managing Director and President.

Effective upon the Internalization Closing, Scott Schaeffer, RAIT’s current Chief Executive Officer and a Trustee serving on the Board, will resign from those positions.  Mr. Schaeffer is currently also the Chairman and Chief Executive Officer of IRT and will continue to serve in those positions after his resignation from RAIT.  Mr. Schaeffer will serve as a consultant to RAIT for the twelve months following the Internalization Closing to assist with the transition.

James Sebra, RAIT’s current Chief Financial Officer, will continue in that position until the later to occur of March 31, 2017 or the filing of RAIT’s Form 10-K for the fiscal year ending December 31, 2016 with the U.S. Securities and Exchange Commission, at which time, he will resign from RAIT.  In the event RAIT hires a new Chief Financial Officer, Mr. Sebra may resign prior to that date at RAIT’s option and in its sole discretion.  RAIT will appoint a new Chief Financial Officer prior to Mr. Sebra’s departure.  Mr. Sebra is currently also the Chief Financial Officer of IRT and will continue to serve in those positions after his resignation from RAIT.

New Independent Chairman of the Board of Trustees

Effective October 18, 2016, Mr. Schaeffer resigned as Chairman of the Board, remaining as a Trustee on the Board, and the Board elected Michael J. Malter, as RAIT’s new Chairman of the Board. Mr. Malter has served as an independent trustee on the Board since November 2015.

Commercial Real Estate (“CRE”) Business

-

RAIT originated $25.6 million of loans during the quarter ended September 30, 2016 consisting of two floating-rate bridge loans.  RAIT originated $89.2 million of loans during the nine months ended September 30, 2016 consisting of $75.4 million of floating-rate bridge loans and $13.8 million of fixed-rate conduit loans.

-	RAIT sold $13.8 million of conduit loans during the quarter ended September 30, 2016 which generated fee income of $0.3 million.

-	CRE loan repayments were $133.2 million for the quarter ended September 30, 2016 and $308.2 million for the nine-months ended September 30, 2016.

CRE Property Portfolio & Property Sales

-

As of September 30, 2016, RAIT’s investments in real estate were $965.4 million comprised of $333.4 million of office properties, $284.5 million of multi-family properties, $123.4 million of retail properties, $93.5 million of industrial properties, $80 million of properties in re-development and $50.6 million of land.

-

During the quarter ended September 30, 2016, RAIT sold four apartment communities for $125.9 million which generated an $18.3 million GAAP gain.   The proceeds from the sales were used to reduce debt and the sales generated $15.1 million of net proceeds to RAIT.

-

RAIT reported an $18.9 million asset impairment for the quarter ended September 30, 2016. Approximately $10 million of the impairment represents RAIT’s exposure in an $85.8 million industrial portfolio. The balance of the impairment pertains to three real estate assets that are expected to be sold.

  Asset & Property Management

-	Total assets under management of $5.1 billion at September 30, 2016 from $5.9 billion at December 31, 2015.

-	RAIT’s property management companies managed 16,960 apartment units and 17.4 million square feet of office and retail space at September 30, 2016.

-

RAIT generated $3.2 million and $9.2 million in asset and property management fees and incentive fees through its external management of IRT during the quarter and nine-months ended September 30, 2016, respectively.

-

RAIT generated $1.9 million and $6.3 million of property management and leasing fees primarily through its retail property manager subsidiary and through services provided by its multi-family property manager subsidiary to unaffiliated properties during the quarter and nine-months ended September 30, 2016, respectively.

Dividends

-

On September 19, 2016, the Board declared a third quarter 2016 cash dividend on RAIT’s common shares of $0.09 per common share. The dividend was paid on October 31, 2016 to holders of record on October 7, 2016.

-

On July 27, 2016, the Board declared a third quarter 2016 cash dividend of $0.484375 per share on RAIT’s 7.75% Series A Cumulative Redeemable Preferred Shares, $0.5234375 per share on RAIT’s 8.375% Series B Cumulative Redeemable Preferred Shares and $0.5546875 per share on RAIT’s 8.875% Series C Cumulative Redeemable Preferred Shares. The dividends were paid on September 30, 2016 to holders of record on September 1, 2016.

-

On November 2, 2016, the Board declared a fourth quarter 2016 cash dividend of $0.484375 per share on RAIT’s 7.75% Series A Cumulative Redeemable Preferred Shares, $0.5234375 per share on RAIT’s 8.375% Series B Cumulative Redeemable Preferred Shares and $0.5546875 per share on RAIT’s 8.875% Series C Cumulative Redeemable Preferred Shares. The dividends will be paid on January 3, 2017 to holders of record on December 1, 2016.

2016 Net Income and CAD Guidance

RAIT is updating its prior guidance for full year EPS and CAD per share, with EPS now projected to be in a range of $0.18 – $0.30, an increase from the prior guidance range of $0.10 – $0.28 and CAD per share is now projected to be in the range of $0.46 – $0.50 per common share, a decrease from the prior guidance range of $0.48 – $0.55 per common share. The updated guidance is a result of increased real estate sales and higher than projected loan repayments. A reconciliation of RAIT's projected net income (loss) allocable to common shares to its projected CAD, a non-GAAP financial measure, is included below. The assumptions underlying this estimate are also included below.

2016 Projected Net Income	2016 Projected Net Income and CAD(1)(2)
Net income (loss) available to common shares	$16,089	-	$27,236
Earnings (loss) per share	$0.18	-	$0.30
2016 Projected CAD
Net income (loss) available to common shares	$16,089	-	$27,236
Adjustments:
Depreciation and amortization	45,596	-	45,596
Real estate (gains) losses	(52,489)	-	(59,989)
Other items, including deferred fees, stock compensation, and noncontrolling interest allocation of certain adjustments	33,043	-	33,043
CAD	$42,239	-	$45,886
CAD per share	$0.46	-	$0.50

(1)	See Schedule VI for our definition of CAD.
(2)

Constitutes forward-looking information. Actual full 2016 CAD could vary significantly from the projections presented. CAD may fluctuate based upon a variety of factors, including those described in “Forward Looking Statements” below. Our estimate is based on the following key operating assumptions during 2016:

- Gross loan originations of $200 million.
- No CMBS gain on sale profits.
- Loan repayments totaling $350 million.

Selected Financial Information

See Schedule I to this Release for selected financial information for RAIT.

Non-GAAP Financial Measures and Definitions

RAIT discloses the following non-GAAP financial measures in this release: funds from operations (“FFO”), CAD and net operating income (“NOI”).  A reconciliation of RAIT’s reported net income (loss) allocable to common shares to its FFO and CAD is included as Schedule IV to this release. A reconciliation of RAIT’s same store NOI to its reported same store net income (loss) is included as Schedule VI to this release. See Schedule VI to this release for management’s respective definitions and rationales for the usefulness of each of these non-GAAP financial measures and other definitions used in this release.

Supplemental Information

RAIT produces supplemental information that includes details regarding the performance of the portfolio, financial information, non-GAAP financial measures and other useful information for investors.  The supplemental also contains deconsolidating financial information. The supplemental information is available via the Company's website, www.rait.com, through the "Investor Relations" section.

Conference Call

All interested parties can listen to the live conference call webcast at 9:30 AM ET on Thursday, November 3, 2016 from the home page of the RAIT Financial Trust website at www.rait.com or by dialing 1.844.775.2541, access code 96082603.  For those who are not available to listen to the live call, the replay will be available shortly following the live call on RAIT’s website and telephonically until Thursday, November 10, 2016, by dialing 855.859.2056, access code 96082603.

About RAIT Financial Trust

RAIT Financial Trust is an internally-managed real estate investment trust that provides debt financing options to owners of commercial real estate and invests directly into commercial real estate properties located throughout the United States.  In addition, RAIT is an asset and property manager of real estate-related assets.  For more information, please visit www.rait.com or call Investor Relations at 215.243.9000.

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “guidance,” “may,” “plan”, “will,” “should,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “seek,” “opportunities” or other similar words or terms. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: overall conditions in commercial real estate and the economy generally; whether market conditions will enable us to continue to implement our capital recycling and debt reduction plan involving selling properties and repurchasing or paying down our debt; whether we will be able to originate sufficient bridge loans and whether market conditions will permit us to complete our sixth floating rate securitization during the second half of 2016; whether the timing and amount of investments, repayments, any capital raised and our use of leverage will vary from those underlying our assumptions; changes in the expected yield of our investments; changes in financial markets and interest rates, or to the business or financial condition of RAIT or its business; whether RAIT will be able to originate loans in the amounts assumed; whether RAIT will generate any CMBS gain on sale profits; whether the amount of loan repayments will be at the level assumed; whether the Internalization Closing will occur and whether our management changes will be successfully implemented; whether RAIT will be able to dispose of its industrial portfolio or sell the other properties; the availability of financing and capital, including through the capital and securitization markets; costs, uncertainty and disruption caused by or related to the actions of activist shareholders, and those disclosed in RAIT’s filings with the Securities and Exchange Commission. RAIT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

RAIT Financial Trust Contact

Andres Viroslav

215-207-2100

aviroslav@rait.com

Schedule I

RAIT Financial Trust

Selected Financial Information

(Dollars in thousands, except share and per share amounts)

(unaudited)

($'s in 000's)	For the Three Months Ended
	September 30, 2016		June 30, 2016			March 31, 2016		December 31, 2015		September 30, 2015
OPERATING DATA:
Lending:
Investments in loans	$1,373,615		$1,495,343			$1,612,632		$1,623,583		$1,588,097
Gross loan production	$25,550		$23,185			$40,475		$321,837		$237,674
CMBS income	$305		$(260)			$171		$1,135		$434
CMBS loans sold	$13,800		$21,377			$-		$85,430		$116,251
Average CMBS Gain on Sale (points)	2.2		(1.2)		(a)	-		1.3		0.4

Real estate portfolio:
Gross real estate investments	$965,362		$1,095,024			$1,130,295		$1,145,630		$1,047,439
Property income	$29,614		$29,665			$30,055		$29,756		$29,968
Operating expenses	$14,635		$14,327			$14,848		$14,922		$14,991
Net operating income	$14,979		$15,338			$15,207		$14,834		$14,977
NOI margin	50.6%		51.7%			50.6%		49.9%		50.0%

EARNINGS & DIVIDENDS:
Earnings (loss) per share from continuing operations - diluted	$(0.02)		$(0.15)			$(0.22)		$(0.02)		$(0.11)
Earnings (loss) per share from discontinued operations - diluted	$0.02		$0.07			$0.02		$0.04		$0.04
Earnings (loss) per share -- diluted	$-		$(0.08)			$(0.20)		$0.02		$(0.07)
FFO per share	$0.12		$(0.04)			$(0.03)		$(0.07)		$0.03
CAD per share	$0.12		$0.12			$0.14		$0.19		$0.20
Dividends per share	$0.09		$0.09			$0.09		$0.09		$0.18
CAD payout ratio	75.0%		75.0%			64.3%		47.4%		90.0%

CAPITALIZATION AND COVERAGE RATIOS:
Recourse/Non-Recourse Debt:
Recourse	$509,938		$479,608			$509,466		$484,764		$576,557
Non-Recourse	1,441,510		1,620,777			1,830,841		1,914,711		1,648,412
Total Recourse/Non-Recourse debt	1,951,448		2,100,385			2,340,307		2,399,475		2,224,969
Preferred shares (par)	333,144		332,187			332,187		332,187		332,187
Common shares (market capitalization)	311,550		288,540			288,474		247,284		450,854
Noncontrolling interests, at carrying value (b)	5,386		1,792			2,782		3,948		4,727
Total capitalization	$2,601,528		$2,722,904			$2,963,750		$2,982,894		$3,012,737

Total Liabilities/Total Gross Assets	74.9%		75.7%			77.3%		77.4%		76.7%
Total Liabilities + Preferred/Total Gross Assets	83.0%		83.4%			84.6%		84.5%		84.2%

Interest Coverage	1.79	x	1.82	x		1.84	x	1.93	x	1.80	x
Interest + Preferred Coverage	1.41	x	1.46	x		1.49	x	1.54	x	1.41	x

OTHER KEY BENCHMARKS:
Total Assets Under Management (AUM)	$5,128,101		$5,491,448			$5,854,824		$5,923,601		$5,820,702
Total Gross Assets	$4,118,215		$4,275,086			$4,551,613		$4,634,035		$4,461,691
(a)

During the second quarter of 2016, we sold $21.4 million of CMBS loans at a loss on sale. Including the net interest margin we earned on these loans since their origination, we had a net gain of $49, or 0.2 points.

(b)	Excludes IRT.

Schedule II

RAIT Financial Trust

Consolidated Balance Sheets

(Dollars in thousands, except share and per share amounts)

(unaudited)

	As of September 30, 2016	As of December 31, 2015
Assets
Investment in mortgages and loans:
Commercial mortgages, mezzanine loans, and preferred equity interests	$1,373,615	$1,623,583
Allowance for loan losses	(18,655)	(17,097)
Total investment in mortgages and loans, at amortized cost	1,354,960	1,606,486
Investments in real estate, net of accumulated depreciation of $156,613 and $158,688, respectively	808,749	986,942
Cash and cash equivalents	36,019	87,581
Restricted cash	229,957	207,599
Accrued interest receivable	41,603	47,343
Other assets	81,546	67,566
Intangible assets, net of accumulated amortization of $19,308 and $13,234, respectively	23,165	28,864
Assets of discontinued operations	1,306,532	1,383,547
Total assets	$3,882,531	$4,415,928
Liabilities and Equity
Indebtedness, net of unamortized discount and deferred financing costs of $36,719 and $53,092, respectively	$1,975,863	$2,399,475
Accrued interest payable	10,464	8,595
Accounts payable and accrued expenses	20,082	22,557
Derivative liabilities	1,748	4,727
Deferred taxes, borrowers’ escrows and other liabilities	168,692	197,908
Liabilities of discontinued operations	906,225	952,530
Total liabilities	3,083,074	3,585,792
Series D preferred stock	90,728	85,395
Equity:
Shareholders’ equity:
7.75% Series A Preferred shares	53	53
8.375% Series B Preferred shares	23	23
8.875% Series C Preferred shares	17	17
Common shares, $0.03 par value per share	2,766	2,748
Additional paid in capital	2,090,210	2,087,137
Accumulated other comprehensive income (loss)	(112)	(4,699)
Retained earnings (deficit)	(1,731,141)	(1,680,751)
Total shareholders’ equity	361,816	404,528
Noncontrolling interests - continuing operations	5,386	3,948
Noncontrolling interests - discontinued operations	341,527	336,265
Total noncontrolling interests	346,913	340,213
Total equity	708,729	744,741
Total liabilities and equity	$3,882,531	$4,415,928

Schedule III

RAIT Financial Trust

Consolidated Statements of Operations

(Dollars in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue:
Net interest margin
Investment interest income	$20,189	$24,468	$69,510	$71,823
Investment interest expense	(8,512)	(8,021)	(26,957)	(22,517)
Net interest margin	11,677	16,447	42,553	49,306
Property income	29,614	29,968	89,335	94,401
Fee and other income	1,946	2,537	5,974	14,760
Total revenue	43,237	48,952	137,862	158,467

Expenses:
Interest expense	13,298	14,723	43,135	46,259
Real estate operating expenses	14,635	14,991	43,810	47,804
Compensation expenses	6,245	5,541	17,367	15,648
General and administrative expenses	3,708	3,769	12,007	12,762
Acquisition and integration expenses	197	153	376	1,392
Provision for loan losses	1,533	1,850	4,202	5,850
Depreciation and amortization expense	11,466	10,482	39,273	34,622
Total expenses	51,082	51,509	160,170	164,337
Operating Income	(7,845)	(2,557)	(22,308)	(5,870)
Other income (expense)	(70)	(398)	30	(1,035)
Gains (loss) on assets	18,194	7,430	23,811	24,711
Asset impairment	(18,872)	(7,250)	(26,658)	(7,250)
Gain (loss) on debt extinguishment	(6)	—	998	—
Change in fair value of financial instruments	(1,375)	620	(7,055)	13,466
Income (loss) before taxes	(9,974)	(2,155)	(31,182)	24,022
Income tax benefit (provision)	15,302	(23)	18,051	(1,320)
Income from continuing operations	5,328	(2,178)	(13,131)	22,702
Discontinued operations:
Income (loss) from discontinued operations	4,112	27,004	38,473	28,831
Net income (loss)	9,440	24,826	25,342	51,533
Income allocated to preferred shares	(8,715)	(8,303)	(25,850)	(24,383)
(Income) loss allocated to noncontrolling interests	(729)	(23,055)	(24,920)	(21,823)
Net income (loss) available to common shares	$(4)	$(6,532)	$(25,428)	$5,327

Amount attributable to common shares:
Net income (loss) available to common shares from continuing operations	$(2,048)	$(10,009)	$(35,526)	$24
Net income (loss) available to common shares from discontinued operations	2,044	3,477	10,098	5,303
Net income (loss) available to common shares	$(4)	$(6,532)	$(25,428)	$5,327

EPS - BASIC:
Earnings (loss) per share from continuing operations	$(0.02)	$(0.11)	$(0.39)	$-
Earnings (loss) per share from discontinued operations	0.02	0.04	0.11	0.06
Earnings per share - BASIC	$-	$(0.07)	$(0.28)	$0.06

EPS - DILUTED:
Earnings (loss) per share from continuing operations	$(0.02)	$(0.11)	$(0.39)	$-
Earnings (loss) per share from discontinued operations	0.02	0.04	0.11	0.06
Earnings per share - DILUTED	$-	$(0.07)	$(0.28)	$0.06
Weighted-average shares outstanding - Basic	91,201,784	87,110,958	91,137,041	83,799,244
Weighted-average shares outstanding - Diluted	91,201,784	87,110,958	91,137,041	85,645,609

Schedule IV

RAIT Financial Trust

Reconciliation of Net income (loss) Allocable to Common Shares and

Cash Available for Distribution and Funds From Operations (“FFO”)

(Dollars in thousands, except share and per share amounts)

(unaudited)

Three Months Ended September 30,		Nine Months Ended September 30,
2016	2015	2016	2015

CASH AVAILABLE FOR DISTRIBUTION (CAD):
Net Income (loss) available to common shares	$(4)	$(6,532)	$(25,428)	$5,327
Add-Back (Deduct):
Depreciation and amortization expense	11,466	10,482	39,273	34,622
Change in fair value of financial instruments	1,375	(620)	7,055	(13,466)
(Gains) losses on assets	(18,194)	(7,430)	(23,811)	(24,711)
(Gains) losses on debt extinguishment	6	—	(998)	—
Deferred income tax (benefit) provision	(15,249)	—	(18,090)	—
Straight-line rental adjustments	(622)	(78)	(1,182)	(53)
Equity based compensation	819	941	2,841	3,256
Acquisition and integration expenses	197	153	376	1,392
Origination fees and other deferred items	8,536	10,353	21,377	25,360
Provision for losses	1,533	1,850	4,202	5,850
Asset impairment	18,872	7,250	26,658	7,250
Discontinued operations and noncontrolling interest effect of certain adjustments	1,885	1,017	1,762	4,242
CAD	$10,619	$17,386	$34,035	$49,070
CAD per share	$0.12	$0.20	$0.37	$0.59
Weighted-average shares outstanding	91,201,784	87,110,958	91,137,041	83,799,244

FUNDS FROM OPERATIONS (FFO):
Net Income (loss) available to common shares	$(4)	$(6,532)	$(25,428)	$5,327
Add-Back (Deduct):
Depreciation	8,884	8,712	28,539	28,228
(Gains) Losses on the sale of real estate	(18,194)	(7,430)	(24,301)	(24,711)
Asset impairment	18,872	7,250	26,658	7,250
Adjustments related to discontinued operations	1,195	909	(1,322)	2,847
FFO	$10,753	$2,909	$4,146	$18,941
FFO per share--basic	$0.12	$0.03	$0.05	$0.23
Weighted-average shares outstanding	91,201,784	87,110,958	91,137,041	83,799,244

Schedule V

RAIT Financial Trust

Reconciliation of NOI to Net income (loss)

(Dollars in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Same store property net operating income	$22,601	$20,604	$65,048	$61,310
Non same store property net operating income	(7,622)	(5,627)	(19,523)	(14,713)
Net interest margin	11,677	16,447	42,553	49,306
Fee and other income	1,946	2,537	5,974	14,760
Interest expense	(13,298)	(14,723)	(43,135)	(46,259)
Compensation expenses	(6,245)	(5,541)	(17,367)	(15,648)
General and administrative expenses	(3,708)	(3,769)	(12,007)	(12,762)
Acquisition and integration expenses	(197)	(153)	(376)	(1,392)
Provision for loan losses	(1,533)	(1,850)	(4,202)	(5,850)
Depreciation and amortization expense	(11,466)	(10,482)	(39,273)	(34,622)
Other income (expense)	(70)	(398)	30	(1,035)
Gains (loss) on assets	18,194	7,430	23,811	24,711
Asset impairment	(18,872)	(7,250)	(26,658)	(7,250)
Gain (loss) on debt extinguishment	(6)	-	998	-
Change in fair value of financial instruments	(1,375)	620	(7,055)	13,466
Income tax benefit (provision)	15,302	(23)	18,051	(1,320)
Discontinued operations	4,112	27,004	38,473	28,831
Net Income (loss)	$9,440	$24,826	$25,342	$51,533

Schedule VI

RAIT Financial Trust

Definitions

Assets Under Management

Assets under management, or AUM, is an operating measure representing the total assets that we own or are managing for third parties. While not all AUM generates fee income, it is an important operating measure to gauge our asset growth, volume of originations, size and scale of our operations and our performance. AUM includes our total investment portfolio, assets associated with unconsolidated securitizations for which we derive asset management fees and real estate properties we manage on behalf of third parties.

Cash Available for Distribution

Cash available for distribution, or CAD, is a non-GAAP financial measure. We believe that CAD provides investors and management with a meaningful indicator of operating performance. Management also uses CAD, among other measures, to evaluate profitability and our board of trustees considers CAD in determining our quarterly cash distributions. We also believe that CAD is useful because it adjusts for a variety of noncash items (such as depreciation and amortization, equity-based compensation, provision for loan losses and non-cash interest income and expense items). In addition, the compensation committee of our board of trustees used CAD as a metric in establishing quantitative performance based awards for certain of our executive officers beginning in 2015.  Furthermore, in measuring our performance in periods prior to 2015, CAD removes the effect of our previous consolidation of the legacy securitizations, T8 and T9, which we deconsolidated as part of our exit of the Taberna business in December 2014.

We calculate CAD by subtracting from or adding to net income (loss) attributable to common shareholders the following items: depreciation and amortization items including depreciation and amortization, straight-line rental income or expense, amortization of in place leases, amortization of deferred financing costs, amortization of discount on financings and equity-based compensation; changes in the fair value of our financial instruments; realized gains (losses) on assets; provision for loan losses; asset impairments; acquisition gains or losses and transaction costs; certain fee income eliminated in consolidation that is attributable to third parties; and one-time events pursuant to changes in U.S. GAAP and certain other non-routine items. In the quarter ended March 31, 2016, we changed our method of calculating CAD to exclude the impact of real property sales from CAD.  We made this change in response to investor feedback to focus CAD on our core business activities. In addition, we provide guidance regarding our expected CAD in future periods and this change removes variability resulting from the ultimate timing of future property sales.

CAD should not be considered as an alternative to net income (loss) or cash generated from operating activities, determined in accordance with U.S. GAAP, as an indicator of operating performance. For example, CAD does not adjust for the accrual of income and expenses that may not be received or paid in cash during the associated periods. Please refer to our consolidated financial statements prepared in accordance with U.S. GAAP in Part I, Item 1. In addition, our methodology for calculating CAD may differ from the methodologies used by other comparable companies, including other REITs, when calculating the same or similar supplemental financial measures and may not be comparable with these companies.

Funds from Operations

We believe that funds from operations, or FFO, which is a non-GAAP measure, is an additional appropriate measure of the operating performance of a REIT. We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT, as net income or loss allocated to common shares (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, gains or losses on sales of real estate and the cumulative effect of changes in accounting principles. Our management utilizes FFO as a measure of our operating performance. FFO is not an equivalent to net income or cash generated from operating activities determined in accordance with U.S. GAAP. Furthermore, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. FFO should not be considered as an alternative to net income as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity.

Gross Real Estate Investments

Gross real estate investments equal investments in real estate, net plus accumulated depreciation as it appears on the consolidated balance sheet. The following table provides a reconciliation of investments in real estate, net to total gross real estate investments.

	As of
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Investments in real estate, net	$808,749	$930,987	$965,296	$986,942	$894,162
Plus: Accumulated Depreciation	156,613	164,037	164,999	158,688	153,277
Gross real estate investments	$965,362	$1,095,024	$1,130,295	$1,145,630	$1,047,439

Net Operating Income

Net Operating Income (“NOI”), a non-GAAP measure, is a useful measure of the operating performance of its real estate portfolio. NOI is defined as total property revenue less total property operating expenses, excluding depreciation and amortization and interest expense. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our real estate portfolio performance on a same store and non-same store basis because NOI measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental rates and property operating expenses.

Same Store Properties and Same Store Portfolio

RAIT reviews its same store properties or portfolio at the beginning of each calendar year.  Properties are added into the same store portfolio if they were owned at the beginning of the previous year.  Properties that have been sold are excluded from the same store portfolio.  Properties included in the redevelopment portfolio are not part of the same store portfolio.

Total Gross Assets

Total Gross Assets equals total assets plus accumulated depreciation as these captions are reported on the consolidated balance sheet.  The following table provides a reconciliation of total assets to total gross assets.

	As of
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Total Assets	$3,882,531	$4,040,064	$4,317,770	$4,415,928	$4,256,830
Plus: Accumulated Depreciation (a)	209,437	209,096	209,421	198,326	188,581
Plus: Accumulated Amortization (b) (c)	26,247	25,926	24,422	19,781	16,280
Total Gross Assets	$4,118,215	$4,275,086	$4,551,613	$4,634,035	$4,461,691

(a)	Includes accumulated depreciation from discontinued operations.
(b)	Includes accumulated amortization from discontinued operations.
(c)	Represents accumulated amortization on real estate-related intangible assets and liabilities.